EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 20, 2001, included in The Advisory Board Company’s Form S-1 (Registration File No. 333-68146) for the year ended March 31, 2001 and to all references to our firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP

Baltimore, Maryland
March 15, 2002

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